Exhibit 16

Callahan, Johnston & Associates, LLC
7400 Lyndale Ave South, Suite 140
Minneapolis, Minnesota  55423
(612) 861-5825


I have read the Form 8-K dated April 15, 2004 and agree with its contents.


Scott Callahan
Callahan, Johnston & Associates, LLC


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